UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 24, 2012

INTEGRATED FREIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8374 Market Street, #478, Bradenton, Fl 34202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-320-0789

Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS
SECTION 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

DISMISSAL OF INDEPENDENT ACCOUNTANT.

On August 24, 2012, we entered into a settlement agreement effective June 30, 2012 with Sherb & Co., LLP pursuant to which Sherb & Co. and we mutually terminated Sherb & Co.’s services as our independent accountant for our fiscal year ended March 31, 2012. Sherb & Co. audited our financial statements for the 2010 and 2011 fiscal years. Sherb & Co.'s opinion on our financial statements for our 2010 and 2011 fiscal years were qualified as to our ability to remain a going concern. The mutual termination of Sherb & Co.'s services was approved by the board of directors.

During the two most recent fiscal years and the subsequent interim period preceding the mutual termination of Sherb & Co.'s services, there were no disagreements between Sherb & Co. and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We have provided a copy of this Current Report on Form 8-K to Sherb & Co. and requested that firm to furnish to us a letter addressed to the Commission stating whether it agrees with the statements made in this report and, if not, stating the respects in which it does not agree.

ENGAGEMENT OF INDEPENDENT ACCOUNTANT.

On August 24, 2012, we engaged Peter Messineo, CPA, of Palm Harbor, Florida, as our independent accountant. We have not consulted with Peter Messineo, CPA, at any time prior to the date of engagement, (i) application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) Any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to this item) or a reportable event as described in item 304(a)(1)(v) of Regulation S-K. The decision to engage Peter Messineo, CPA was recommended and approved by our board of directors.

SECTION 9.01 - FINANCIAL STATEMENT AND EXHIBITS.

(c) Exhibits

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description
16.1	Letter from Sherb & Co., LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Integrated Freight Corporation

Date: September 13, 2012	By:	/s/ David N. Fuselier
David N. Fuselier
Chairman/Chief Executive Officer